Exhibit 16.1
October 21, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
We have read Item 4.01 included in the Form 8-K/A of Ardea Biosciences, Inc. dated October 1, 2010 to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such Form 8-K/A; we are not in a position to agree or disagree with other statements of Ardea Biosciences, Inc. contained therein.
/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
WWW.SJACCOUNTING.COM

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